Exhibit 99.1

KILROY REALTY CORPORATION

Q1 2014 Supplemental Financial Report

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturity, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2013, and it’s other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a member of the S&P MidCap 400 Index, is a real estate investment trust active in premier office submarkets along the West Coast. The Company owns, develops, acquires and manages real estate assets primarily in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. As of March 31, 2014, the Company’s stabilized portfolio consisted of 107 office buildings, which encompassed an aggregate of 13.3 million rentable square feet and was 92.4% occupied.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy, Jr.	Chairman	John Kilroy, Jr.	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, Ph.D.		Jeffrey C. Hawken	Executive VP and COO
William P. Dickey		Eli Khouri	Executive VP and CIO
Scott S. Ingraham		Robert Paratte	Executive VP, Leasing and Business Development
Dale F. Kinsella		Tyler H. Rose	Executive VP and CFO
		David Simon	Executive VP
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		J.P. Morgan
James Feldman	(646) 855-5808	Anthony Paolone	(212) 622-6682
Cantor Fitzgerald & Company		KeyBanc Capital Markets
David Toti	(212) 915-1219	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Morgan Stanley
Michael Bilerman	(212) 816-1383	Vance Edelson	(212) 761-0078
Cowen and Company		RBC Capital Markets
James Sullivan	(646) 562-1380	Richard Moore	(440) 715-2646
Deutsche Bank Securities, Inc.		Robert W. Baird & Co.
Vincent Chao	(212) 250-6799	David B. Rodgers	(216) 737-7341
Green Street Advisors		Stifel, Nicolaus & Company
Michael Knott	(949) 640-8780	John W. Guinee III	(443) 224-1307
ISI Group		UBS Investment Research
George Auerbach	(212) 446-9462	Ross T. Nussbaum	(212) 713-2484
JMP Securities		Wells Fargo
Mitch Germain	(212) 906-3546	Brendan Maiorana	(443) 263-6516

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• FFO per share of $0.66

• Net income available to common stockholders per share of $1.14; includes gain on sale of discontinued operations of $1.07 per share

• Revenues from continuing operations of $125.8 million

• Same Store cash net operating income (“NOI”) and GAAP NOI increased 7.7% and 5.2%, respectively

• Results include $1.3 million of accrued lease termination fees, net (expected to be paid in Q3 2014) and nonrecurring legal expenses of $1.0 million. Excluding those adjustments, Same Store cash NOI and GAAP NOI increased 9.3% and 4.8%, respectively.

• Stabilized portfolio was 92.4% occupied and 95.6% leased at quarter-end

• 278,355 square feet of leases commenced in the stabilized portfolio during the quarter

• 346,218 square feet of leases executed in the stabilized portfolio during the quarter

• In January 2014, executed a 12-year lease for 100% of the Company’s 333 Brannan Street development project in the SOMA submarket of San Francisco

Capital Markets Highlights	Strategic Highlights

• No outstanding balance on the line of credit and $95.5 million of unrestricted cash on hand
• In January 2014, completed the sale of twelve office properties located in San Diego County for a gross sales price of $294.7 million and a gain on sale of discontinued operations of $90.1 million

• In March 2014, stabilized 360 Third Street redevelopment project in San Francisco, CA

• In March 2014, completed the purchase of a fully leased life science and office property in the South Lake Union submarket of Seattle, WA for a purchase price of $106.1 million

• In April 2014, completed the sale of an undeveloped land parcel located in the Rancho Bernardo submarket of San Diego, CA for a gross sales price of $33.1 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	3/31/2014 (1)	12/31/2013 (1)	9/30/2013 (2)	6/30/2013 (1)(3)	3/31/2013
INCOME ITEMS (Including Discontinued Operations):
Revenues	$126,318	$128,041	$127,803	$124,478	$117,497
Lease Termination Fees, net (4)	1,464	15	872	23	15
Net Operating Income	89,133	90,143	88,651	88,418	82,445
Acquisition-related Costs	228	575	568	164	655
Capitalized Interest and Debt Costs	10,783	10,067	9,089	8,480	7,732
Net Income (Loss) Available to Common Stockholders	96,532	19,316	5,584	6,633	(903)
EBITDA	78,271	80,209	78,530	78,418	72,513
Funds From Operations (5)(6)	57,221	58,482	55,899	55,154	49,086
Funds Available for Distribution (5)(6)	38,348	25,631	23,899	29,465	28,103
Net Income (Loss) Available to Common Stockholders per common share – diluted	$1.14	$0.23	$0.07	$0.08	$(0.02)
Funds From Operations per common share – diluted	$0.66	$0.67	$0.69	$0.69	$0.62
Dividends per common share	$0.35	$0.35	$0.35	$0.35	$0.35
RATIOS (Including Discontinued Operations):
Operating Margins	70.6%	70.4%	69.4%	71.0%	70.2%
Interest Coverage Ratio	3.0x	3.1x	3.0x	3.0x	2.8x
Fixed Charge Coverage Ratio	2.7x	2.7x	2.7x	2.7x	2.5x
FFO Payout Ratio	51.4%	50.2%	52.6%	49.2%	55.0%
FAD Payout Ratio	76.7%	114.6%	122.9%	92.1%	96.1%
ASSETS:
Real Estate Held for Investment before Depreciation	$5,434,024	$5,264,947	$5,048,531	$5,096,910	$5,016,590
Total Assets (7)	5,114,543	5,111,028	5,089,276	4,775,522	4,755,287
CAPITALIZATION:
Total Debt	$2,148,954	$2,196,368	$2,153,758	$2,157,828	$2,158,386
Total Preferred Equity and Noncontrolling Interests	200,000	200,000	200,000	200,000	200,000
Total Common Equity and Noncontrolling Interests	4,922,040	4,213,070	4,192,553	4,109,993	4,044,034
Total Market Capitalization	7,270,994	6,609,438	6,546,311	6,467,821	6,402,420
Total Debt / Total Market Capitalization	29.5%	33.2%	32.9%	33.3%	33.7%
Total Debt and Preferred / Total Market Capitalization	32.3%	36.3%	36.0%	36.3%	36.9%

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 30 through 31 “Definitions Included in Supplemental.”

(1)
Net Income (Loss) Available to Common Stockholders includes a net gain on dispositions of discontinued operations of $90.1 million, $11.8 million and $0.4 million for the three months ended March 31, 2014, December 31, 2013 and June 30, 2013, respectively.

(2)	Results for the three months ended September 30, 2013 include the receipt of a $3.7 million net cash payment related to the default of a prior tenant.

(3)	Results for the three months ended June 30, 2013 include the receipt of a $5.2 million cash payment related to a property damage settlement.

(4)	Lease termination fees are presented net of accelerated amortization of deferred rent receivables.

(5)	Please refer to page 7 for a reconciliation of GAAP Net Income Available to Common Stockholders to Funds From Operations and Funds Available for Distribution.

(6)	Reported amounts are attributable to common stockholders and common unitholders.

(7)	Total assets as of March 31, 2014, December 31, 2013 and September 30, 2013 include “Real estate assets and other assets held for sale, net.”

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013

High Price	$59.53	$54.04	$55.80	$59.58	$53.99
Low Price	$49.72	$48.89	$47.73	$50.11	$47.86
Closing Price	$58.58	$50.18	$49.95	$53.01	$52.40

Dividends per share – annualized	$1.40	$1.40	$1.40	$1.40	$1.40

Closing common shares (in 000’s) (1)	82,218	82,154	82,113	75,711	75,350
Closing common partnership units (in 000’s) (1)	1,804	1,805	1,822	1,822	1,827
	84,022	83,959	83,935	77,533	77,177

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013
ASSETS:
Land and improvements	$679,991	$657,491	$612,843	$635,874	$637,854
Buildings and improvements	3,706,662	3,590,699	3,527,729	3,652,102	3,631,057
Undeveloped land and construction in progress	1,047,371	1,016,757	907,959	808,934	747,679
Total real estate held for investment	5,434,024	5,264,947	5,048,531	5,096,910	5,016,590
Accumulated depreciation and amortization	(854,977)	(818,957)	(781,580)	(815,961)	(790,878)
Total real estate held for investment, net	4,579,047	4,445,990	4,266,951	4,280,949	4,225,712

Real estate assets and other assets held for sale, net	28,272	213,100	239,411	—	—
Cash and cash equivalents	95,534	35,377	197,150	107,823	135,676
Restricted cash	33,717	49,780	17,931	19,241	19,465
Marketable securities	11,001	10,008	9,192	8,286	8,029
Current receivables, net	11,092	10,743	11,769	10,515	10,666
Deferred rent receivables, net	130,750	127,123	121,659	124,815	122,142
Deferred leasing costs and acquisition-related intangible assets, net	188,466	186,622	190,085	188,702	196,525
Deferred financing costs, net	15,195	16,502	17,809	19,115	20,501
Prepaid expenses and other assets, net	21,469	15,783	17,319	16,076	16,571
TOTAL ASSETS	$5,114,543	$5,111,028	$5,089,276	$4,775,522	$4,755,287
LIABILITIES AND EQUITY:
Liabilities:
Secured debt	$556,946	$560,434	$563,898	$569,042	$570,676
Exchangeable senior notes, net	169,528	168,372	167,236	166,119	165,022
Unsecured debt, net	1,431,217	1,431,132	1,431,048	1,430,964	1,430,880
Unsecured line of credit	—	45,000	—	—	—
Accounts payable, accrued expenses and other liabilities	187,631	198,467	210,111	184,821	171,694
Accrued distributions	31,456	31,490	31,479	29,236	29,106
Deferred revenue and acquisition-related intangible liabilities, net	107,569	101,286	102,991	117,301	118,118
Rents received in advance and tenant security deposits	43,952	44,240	41,668	39,660	37,251
Liabilities of real estate assets held for sale	634	14,447	16,751	—	—
Total liabilities	2,528,933	2,594,868	2,565,182	2,537,143	2,522,747
Equity:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155	96,155	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256	96,256	96,256	96,256
Common stock	822	822	821	757	753
Additional paid-in capital	2,479,740	2,478,975	2,476,424	2,170,667	2,149,052
Distributions in excess of earnings	(143,636)	(210,896)	(201,048)	(177,484)	(157,211)
Total stockholders’ equity	2,529,337	2,461,312	2,468,608	2,186,351	2,185,005
Noncontrolling Interests
Common units of the Operating Partnership	51,388	49,963	50,601	47,143	47,535
Noncontrolling interest in consolidated subsidiary	4,885	4,885	4,885	4,885	—
Total noncontrolling interests	56,273	54,848	55,486	52,028	47,535
Total equity	2,585,610	2,516,160	2,524,094	2,238,379	2,232,540
TOTAL LIABILITIES AND EQUITY	$5,114,543	$5,111,028	$5,089,276	$4,775,522	$4,755,287

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
REVENUES:
Rental income	$112,056	$101,607
Tenant reimbursements	11,572	9,130
Other property income	2,157	227
Total revenues	125,785	110,964
EXPENSES:
Property expenses	25,094	22,805
Real estate taxes	11,173	9,664
Provision for bad debts	—	95
Ground leases	762	847
General and administrative expenses	10,811	9,669
Acquisition-related expenses	228	655
Depreciation and amortization	49,202	47,701
Total expenses	97,270	91,436
OTHER (EXPENSES) INCOME:
Interest income and other net investment gains	177	392
Interest expense	(17,252)	(19,734)
Total other (expenses) income	(17,075)	(19,342)
INCOME FROM CONTINUING OPERATIONS	11,440	186
DISCONTINUED OPERATIONS:
Income from discontinued operations	377	2,202
Net gain on dispositions of discontinued operations	90,115	—
Total income from discontinued operations	90,492	2,202
NET INCOME	101,932	2,388
Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(2,087)	22
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	99,845	2,410
Preferred dividends	(3,313)	(3,313)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$96,532	$(903)
Weighted average common shares outstanding – basic	82,125	74,977
Weighted average common shares outstanding – diluted	84,140	74,977
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income (loss) available to common stockholders per share – basic	$1.17	$(0.02)
Net income (loss) available to common stockholders per share – diluted	$1.14	$(0.02)

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
FUNDS FROM OPERATIONS: (1)
Net income (loss) available to common stockholders	$96,532	$(903)
Adjustments:
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	2,087	(22)
Depreciation and amortization of real estate assets	48,717	50,011
Net gain on dispositions of discontinued operations	(90,115)	—
Funds From Operations (2)(3)	$57,221	$49,086
Weighted average common shares/units outstanding – basic (4)	85,161	78,039
Weighted average common shares/units outstanding – diluted (4)	87,176	79,725
FFO per common share/unit – basic (2)	$0.67	$0.63
FFO per common share/unit – diluted (2)	$0.66	$0.62
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (2)	$57,221	$49,086
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	(13,067)	(14,450)
Amortization of deferred revenue related to tenant-funded tenant improvements (3)(5)	(2,353)	(2,442)
Net effect of straight-line rents	(3,959)	(6,724)
Amortization of net below market rents (6)	(1,734)	(2,047)
Noncash amortization of exchangeable debt discount, net (7)	645	722
Amortization of deferred financing costs and net debt discounts/(premiums)	190	292
Noncash amortization of share-based compensation awards	2,502	2,234
Other non-cash adjustments, net (8)	(1,097)	1,432
Funds Available for Distribution (1)	$38,348	$28,103

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(1)	See pages 28 and 29 for Management Statements on Funds From Operation and Funds Available for Distribution.

(2)	Reported amounts are attributable to common shareholders and unitholders.

(3)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.4 million and $2.4 million for the three months ended March 31, 2014 and 2013, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(4)
Calculated based on weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Represents the amortization of the noncash debt discounts on the Company’s exchangeable senior notes, net of amounts capitalized.

(8)	Represents other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013	% Change
Total Same Store Portfolio
Number of properties	98	98
Square Feet	11,715,581	11,715,581
Percent of Stabilized Portfolio	88.1%	92.0%
Average Occupancy	92.6%	92.1%
Operating Revenues:
Rental income	$97,087	$94,531	2.7%
Tenant reimbursements	9,832	8,404	17.0%
Other property income	2,145	227	844.9%
Total operating revenues (2)	109,064	103,162	5.7%
Operating Expenses:
Property expenses (3)	22,879	21,270	7.6%
Real estate taxes	9,368	8,741	7.2%
Provision for bad debts	—	95	(100.0)%
Ground leases	727	727	—%
Total operating expenses	32,974	30,833	6.9%
GAAP Net Operating Income	$76,090	$72,329	5.2%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended March 31,
	2014	2013	% Change
Total operating revenues	$102,412	$95,212	7.6%
Total operating expenses	32,999	30,738	7.4%
Cash Net Operating Income	$69,413	$64,474	7.7%

________________________

(1)	Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of March 31, 2014.

(2)	Total operating revenues for the three months ended March 31, 2014 includes $1.3 million net accrued lease termination fee.

(3)	Property expenses for the three months ended March 31, 2014 includes $1.0 million related to cash paid for nonrecurring legal fees.

(4)	Please refer to page 32 for a reconciliation of the Same Store measures on this page to Net Income (Loss) Available to Common Stockholders.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
	Buildings	YTD NOI %	SF %	Total SF	3/31/2014	12/31/2013	3/31/2014
Los Angeles and Ventura Counties
101 Corridor	4	2.0%	2.3%	306,324	97.1%	96.0%	97.7%
El Segundo	5	8.3%	8.2%	1,090,525	99.4%	99.3%	99.4%
Hollywood	1	1.7%	2.4%	321,883	85.6%	82.5%	91.5%
Long Beach	7	4.8%	7.1%	946,857	96.1%	96.8%	96.1%
West Los Angeles	10	5.4%	6.3%	837,190	85.6%	86.6%	94.8%
Total Los Angeles and Ventura Counties	27	22.2%	26.3%	3,502,779	93.7%	93.7%	96.5%

Total Orange County	3	2.7%	3.3%	437,603	91.1%	92.8%	94.0%

San Diego County
Del Mar	17	14.8%	13.1%	1,742,978	94.5%	94.5%	96.0%
I-15 Corridor	5	4.6%	4.0%	538,424	85.7%	85.6%	94.6%
Mission Valley	4	1.6%	2.2%	290,585	95.5%	95.5%	95.5%
Point Loma	1	2.3%	0.8%	103,900	100.0%	100.0%	100.0%
Sorrento Mesa	16	7.0%	9.8%	1,303,583	80.0%	89.7%	92.8%
University Towne Center	5	1.6%	2.9%	387,933	81.1%	79.6%	81.1%
Total San Diego County	48	31.9%	32.8%	4,367,403	88.1%	90.8%	93.6%

San Francisco Bay Area
Menlo Park	7	3.6%	2.8%	378,358	89.4%	89.0%	92.8%
Mountain View	1	1.2%	0.6%	87,147	100.0%	100.0%	100.0%
San Francisco	6	18.9%	16.1%	2,137,566	94.2%	95.3%	96.4%
San Rafael	1	0.7%	1.0%	130,237	98.1%	98.1%	98.1%
Sunnyvale	1	0.5%	0.6%	75,810	100.0%	100.0%	100.0%
Total San Francisco Bay Area	16	24.9%	21.1%	2,809,118	94.1%	94.8%	96.2%

Greater Seattle
Bellevue	2	7.6%	6.8%	905,225	93.4%	93.4%	95.8%
Kirkland	4	2.1%	2.1%	279,924	97.3%	97.3%	98.0%
Lake Union	6	7.6%	6.6%	880,990	100.0%	100.0%	100.0%
Redmond	1	1.0%	1.0%	122,103	100.0%	100.0%	100.0%
Total Greater Seattle	13	18.3%	16.5%	2,188,242	96.9%	96.7%	98.0%

TOTAL STABILIZED PORTFOLIO	107	100.0%	100.0%	13,305,145	92.4%	93.4%	95.6%

Average Occupancy
Quarter-to-Date
93.1%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Los Angeles and Ventura, California
23925 Park Sorrento	101 Corridor	11,789	100.0%
23975 Park Sorrento	101 Corridor	104,797	98.3%
24025 Park Sorrento	101 Corridor	108,671	96.9%
2829 Townsgate Road	101 Corridor	81,067	95.5%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	241,607	98.2%
999 N. Sepulveda Boulevard	El Segundo	128,592	98.1%
6255 W. Sunset Boulevard	Hollywood	321,883	85.6%
3750 Kilroy Airport Way	Long Beach	10,457	86.1%
3760 Kilroy Airport Way	Long Beach	165,278	97.3%
3780 Kilroy Airport Way	Long Beach	219,745	92.2%
3800 Kilroy Airport Way	Long Beach	192,476	98.5%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	126,840	91.1%
12100 W. Olympic Boulevard	West Los Angeles	150,167	92.3%
12200 W. Olympic Boulevard	West Los Angeles	150,117	95.3%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.0%
12312 W. Olympic Boulevard	West Los Angeles	76,644	0.0%
1633 26th Street	West Los Angeles	44,915	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	88,339	97.6%
501 Santa Monica Boulevard	West Los Angeles	73,115	81.3%
Total Los Angeles and Ventura Counties		3,502,779	93.7%

Orange County, California
2211 Michelson Drive	Irvine	271,556	94.8%
111 Pacifica	Irvine Spectrum	67,496	63.1%
999 Town & Country	Orange	98,551	100.0%
Total Orange County		437,603	91.1%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	54,673	95.0%
12340 El Camino Real	Del Mar	87,405	86.9%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	40.5%
12400 High Bluff Drive	Del Mar	208,464	100.0%
3579 Valley Centre Drive	Del Mar	51,167	92.7%
3611 Valley Centre Drive	Del Mar	130,349	93.4%
3661 Valley Centre Drive	Del Mar	129,782	82.3%
3721 Valley Centre Drive	Del Mar	114,780	79.9%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
7525 Torrey Santa Fe	Del Mar	103,979	100.0%
7535 Torrey Santa Fe	Del Mar	130,243	100.0%
7545 Torrey Santa Fe	Del Mar	130,354	100.0%
7555 Torrey Santa Fe	Del Mar	101,236	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,349	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,194	67.1%
13290 Evening Creek Drive South	I-15 Corridor	58,752	0.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,128	96.6%
2355 Northside Drive	Mission Valley	53,610	87.4%
2365 Northside Drive	Mission Valley	96,436	97.9%
2375 Northside Drive	Mission Valley	51,516	91.9%
2385 Northside Drive	Mission Valley	89,023	100.0%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Diego, California (Continued)
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4921 Directors Place	Sorrento Mesa	56,136	100.0%
4939 Directors Place	Sorrento Mesa	60,662	100.0%
4955 Directors Place	Sorrento Mesa	76,246	100.0%
10770 Wateridge Circle	Sorrento Mesa	174,310	97.5%
6260 Sequence Drive	Sorrento Mesa	130,536	5.4%
6290 Sequence Drive	Sorrento Mesa	90,000	100.0%
6310 Sequence Drive	Sorrento Mesa	62,415	100.0%
6340 Sequence Drive	Sorrento Mesa	66,400	100.0%
6350 Sequence Drive	Sorrento Mesa	132,600	0.0%
10390 Pacific Center Court	Sorrento Mesa	68,400	100.0%
10394 Pacific Center Court	Sorrento Mesa	59,630	100.0%
10398 Pacific Center Court	Sorrento Mesa	43,645	100.0%
10421 Pacific Center Court	Sorrento Mesa	75,899	100.0%
10445 Pacific Center Court	Sorrento Mesa	48,709	100.0%
10455 Pacific Center Court	Sorrento Mesa	90,000	100.0%
5717 Pacific Center Boulevard	Sorrento Mesa	67,995	100.0%
4690 Executive Drive	University Towne Center	47,212	100.0%
6200 Greenwich Drive	University Towne Center	73,507	0.0%
6220 Greenwich Drive	University Towne Center	141,214	100.0%
9785 Towne Centre Drive	University Towne Center	75,534	100.0%
9791 Towne Centre Drive	University Towne Center	50,466	100.0%
Total San Diego County		4,367,403	88.1%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupancy
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	71.5%
4300 Bohannon Drive	Menlo Park	63,079	56.9%
4400 Bohannon Drive	Menlo Park	48,146	100.0%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	100.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
303 Second Street	San Francisco	740,047	93.3%
100 First Street	San Francisco	466,490	96.8%
250 Brannan Street	San Francisco	95,008	100.0%
201 Third Street	San Francisco	333,880	95.1%
301 Brannan Street	San Francisco	74,430	100.0%
360 Third Street	San Francisco	427,711	90.1%
4040 Civic Center	San Rafael	130,237	98.1%
599 Mathilda	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		2,809,118	94.1%

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.5%
10900 NE 4th Street	Bellevue	416,755	87.3%
10220 NE Points Drive	Kirkland	49,851	96.3%
10230 NE Points Drive	Kirkland	98,982	94.2%
10210 NE Points Drive	Kirkland	84,641	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	100.0%
701 N. 34th Street	Lake Union	138,995	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Terry Ave. N.	Lake Union	184,643	100.0%
321 Terry Ave. N.	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
15050 NE 36th Street	Redmond	122,103	100.0%
Total Greater Seattle, Washington		2,188,242	96.9%

TOTAL		13,305,145	92.4%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Information on Leases Commenced

	1st & 2nd Generation				2nd Generation
	# of Leases (1)		Square Feet (1)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	18	19	111,330	167,025	$12.53	6.6%	3.3%	44.5%	34

Information on Leases Executed

	1st & 2nd Generation				2nd Generation
	# of Leases (2)		Square Feet (2)		TI/LC Per Sq.Ft.	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (3)	26	19	179,193	167,025	$23.92	6.6%	3.0%	59

________________________

(1)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months ended March 31, 2014, including first and second generation space, net of month-to-month leases.

(2)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months ended March 31, 2014, including first and second generation space, net of month-to-month leases.

(3)	During the three months ended March 31, 2014, 20 new leases totaling 152,415 square feet were signed but not commenced as of March 31, 2014.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

Q1 2014
1st Generation (Nonrecurring) Capital Expenditures:
Capital Improvements	$8,031

Tenant Improvements & Leasing Commissions (1)	10,936

Total	$18,967

Q1 2014
2nd Generation (Recurring) Capital Expenditures:
Capital Improvements	$1,607

Tenant Improvements & Leasing Commissions (1)	11,460

Total	$13,067

________________________

(1)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2014	85	943,282	7.8%	$26,713	6.4%	$28.32
2015	117	1,553,654	12.9%	45,443	11.0%	29.25
2016	85	953,350	7.9%	25,678	6.2%	26.93
2017	101	1,800,739	14.9%	59,379	14.3%	32.97
2018	58	1,583,798	13.1%	64,291	15.5%	40.59
2019	55	1,275,029	10.6%	48,158	11.6%	37.77
2020	38	1,441,948	12.0%	49,013	11.8%	33.99
2021	17	563,866	4.7%	25,463	6.1%	45.16
2022	11	186,013	1.5%	7,078	1.7%	38.05
2023	13	489,828	4.1%	19,806	4.8%	40.43
2024 and beyond	18	1,265,484	10.5%	43,945	10.6%	34.73
Total (1)	598	12,056,991	100.0%	$414,967	100.0%	$34.42

________________________

(1)
For leases that have been renewed early or space that has been re-leased to a new tenant, the expiration date and annualized base rent information presented takes into consideration the renewed or re-leased lease terms. Excludes space leased under month-to-month leases, vacant space, and lease renewal options not executed as of March 31, 2014.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expirations	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2014	Los Angeles	51	239,735	2.0%	$7,549	1.8%	$31.49
	Orange County	3	12,932	0.1%	369	0.1%	28.50
	San Diego	14	444,987	3.7%	11,764	2.8%	26.44
	San Francisco Bay Area	9	130,500	1.1%	4,914	1.2%	37.65
	Greater Seattle	8	115,128	0.9%	2,117	0.5%	18.38
	Total	85	943,282	7.8%	$26,713	6.4%	$28.32

2015	Los Angeles	52	309,228	2.6%	$9,969	2.4%	$32.24
	Orange County	7	37,630	0.3%	1,038	0.2%	27.57
	San Diego	23	455,133	3.8%	11,828	2.9%	25.99
	San Francisco Bay Area	16	352,727	2.9%	13,241	3.2%	37.54
	Greater Seattle	19	398,936	3.3%	9,367	2.3%	23.48
	Total	117	1,553,654	12.9%	$45,443	11.0%	$29.25

2016	Los Angeles	40	262,877	2.2%	$8,664	2.1%	$32.96
	Orange County	6	38,169	0.3%	1,192	0.3%	31.22
	San Diego	19	400,533	3.3%	8,268	2.0%	20.64
	San Francisco Bay Area	9	118,349	1.0%	4,376	1.0%	36.98
	Greater Seattle	11	133,422	1.1%	3,178	0.8%	23.82
	Total	85	953,350	7.9%	$25,678	6.2%	$26.93

2017	Los Angeles	45	451,614	3.8%	$14,923	3.6%	$33.04
	Orange County	11	97,860	0.8%	3,502	0.8%	35.78
	San Diego	15	704,408	5.8%	22,319	5.4%	31.69
	San Francisco Bay Area	18	234,170	1.9%	9,650	2.3%	41.21
	Greater Seattle	12	312,687	2.6%	8,985	2.2%	28.73
	Total	101	1,800,739	14.9%	$59,379	14.3%	$32.97

2018	Los Angeles	20	109,604	0.9%	$3,534	0.8%	$32.24
	Orange County	4	118,088	1.0%	3,583	0.9%	30.34
	San Diego	9	673,016	5.6%	29,731	7.2%	44.18
	San Francisco Bay Area	12	310,878	2.5%	15,581	3.7%	50.12
	Greater Seattle	13	372,212	3.1%	11,862	2.9%	31.87
	Total	58	1,583,798	13.1%	$64,291	15.5%	$40.59

2019 and Beyond	Los Angeles	49	1,751,722	14.5%	$58,643	14.1%	$33.48
	Orange County	6	88,772	0.8%	3,584	0.9%	40.37
	San Diego	26	1,142,142	9.5%	41,532	10.0%	36.36
	San Francisco Bay Area	41	1,462,518	12.1%	62,810	15.1%	42.95
	Greater Seattle	30	777,014	6.5%	26,894	6.5%	34.61
	Total	152	5,222,168	43.4%	$193,463	46.6%	$37.05

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2014 and 2015
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2014:
Q2 2014	19	284,050	2.3%	5,930	1.4%	$20.88
Q3 2014	27	370,198	3.1%	10,623	2.6%	28.70
Q4 2014	39	289,034	2.4%	10,160	2.4%	35.15
Total 2014	85	943,282	7.8%	$26,713	6.4%	$28.32

2015:
Q1 2015	27	302,420	2.5%	$9,968	2.4%	$32.96
Q2 2015	26	350,019	2.9%	8,590	2.1%	24.54
Q3 2015	47	667,395	5.5%	19,620	4.7%	29.40
Q4 2015	17	233,820	2.0%	7,265	1.8%	31.07
Total 2015	117	1,553,654	12.9%	$45,443	11.0%	$29.25

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Annualized Base Rental Revenue	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
DIRECTV, LLC	$23,760	667,852	5.7%	5.0%
Bridgepoint Education, Inc.	15,066	322,342	3.6%	2.4%
Intuit, Inc.	13,489	465,812	3.3%	3.5%
Delta Dental of California	10,413	218,348	2.5%	1.6%
AMN Healthcare, Inc.	8,341	175,672	2.0%	1.3%
Scan Group (2)(3)	6,830	218,742	1.7%	1.6%
Group Health Cooperative	6,372	183,422	1.5%	1.4%
Neurocrine Biosciences, Inc	6,366	140,591	1.5%	1.1%
Microsoft Corporation	6,256	215,997	1.5%	1.6%
Fish & Richardson P.C.	6,071	139,538	1.5%	1.0%
Institute for Systems Biology	6,207	140,605	1.5%	1.1%
Splunk, Inc.	5,413	95,008	1.3%	0.7%
Wells Fargo (2)	5,280	127,085	1.3%	1.0%
Scripps Health	5,199	112,067	1.3%	0.8%
BP Biofuels	5,158	136,908	1.2%	1.0%

Total Top Fifteen Tenants	$130,221	3,359,989	31.4%	25.1%

________________________

(1)	The information presented is as of March 31, 2014.

(2)	The Company has entered into leases with various affiliates of the tenant.

(3)
In December 2013, Scan Group renewed and expanded their lease at Kilroy Airport Center in Long Beach, CA. As of March 31, 2014, revenue recognition had not commenced for the expansion premises. The annualized base rental revenue and rentable square feet presented in this table include the projected annualized base rental revenue of approximately $1.5 million and rentable square feet of approximately 50,000 for the expansion premises.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

2014 Operating Property Acquisitions
($ in millions)

Operating Properties	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price
1st Quarter
401 Terry Ave. N., Seattle, WA	Lake Union	March	1	140,605	$106.1

TOTAL			1	140,605	$106.1

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

2014 Dispositions and Undeveloped Land Held for Sale
($ in millions)

COMPLETED DISPOSITIONS
Property	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
San Diego Properties, San Diego, CA (2)	I-15 Corridor/Sorrento Mesa	January	12	1,049,035	$294.7

TOTAL DISPOSITIONS			12	1,049,035	$294.7

________________________

(1)	Represents gross sales price before the impact of commissions and closing costs.

(2)
The San Diego Properties included the following: 10020 Pacific Mesa Boulevard, 6055 Lusk Avenue, 5010 and 5005 Wateridge Vista Drive, 15435 and 15445 Innovation Drive, and 15051, 15073, 15231, 15253, 15333 and 15378 Avenue of Science.

UNDEVELOPED LAND HELD FOR SALE AS OF MARCH 31, 2014
	Submarket	Gross Site Acreage
10850 Via Frontera, San Diego CA (3)(4)	I-15 Corridor/Rancho Bernardo	21.0

________________________

(3)	The Company sold this undeveloped land parcel on April 9, 2014 for total gross proceeds of approximately $33.1 million.

(4)	This land was previously included in our future development pipeline as the Rancho Bernardo Corporate Center.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Completed Redevelopment Projects and Other Land Holdings
($ in millions)

Completed Redevelopment Projects	Location	Start Date	Completion Date	Stabilization Date	Rentable Square Feet	Existing Investment (1)	Estimated Redevelopment Costs	Total Estimated Investment	Total Costs as of 3/31/2014 (2)	% Leased (3)
360 Third Street	San Francisco	4Q 2011	1Q 2013	1Q 2014	427,711	$88.5	$99.3	$187.8	$181.3	96%

________________________

(1)	Represents the depreciated carrying value at the commencement of redevelopment for the space being redeveloped.

(2)	Represents cash paid and costs incurred as of March 31, 2014. Includes existing investment at the commencement of redevelopment.

(3)	This property was 90.1% occupied at March 31, 2014.

Other Land Holdings	Gross Site	Estimated Rentable	Total Costs as of
Project	Acreage	Square Feet	3/31/2014 (4)

IRVINE, CALIFORNIA
17150 Von Karman	8.5	N/A	$8.2

________________________

(4)	Represents cash paid and costs incurred as of March 31, 2014. Includes existing investment at the commencement of redevelopment.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 3/31/2014 (1)	Office % Leased
		Start Date	Compl. Date

UNDER CONSTRUCTION:
San Francisco Bay Area
690 E. Middlefield Road	Mountain View	2Q 2012	1Q 2015	1Q 2015	341,000	$196.0	$149.5	100%
350 Mission Street (2)	San Francisco	4Q 2012	1Q 2015	1Q 2016	450,000	276.9	103.4	100%
555 N. Mathilda Avenue	Sunnyvale	4Q 2012	3Q 2014	4Q 2014	587,000	314.7	237.7	100%
333 Brannan Street	San Francisco	4Q 2013	3Q 2015	3Q 2015	185,000	97.9	28.6	100%
Crossing/900	Redwood City	4Q 2013	3Q 2015	3Q 2016	300,000	183.5	60.5	—%

Los Angeles
Columbia Square (3)	Hollywood	2Q 2013 – 4Q 2013	3Q 2014 – 2Q 2016	1Q 2015 – 2Q 2017	675,000	392.2	109.5	—%
SUBTOTAL:					2,538,000	$1,461.2	$689.2	62%

FUTURE DEVELOPMENT PIPELINE:
Los Angeles
Academy Project	Hollywood	TBD	TBD	TBD	475,000	TBD	$47.8	N/A

San Diego
9455 Towne Centre Drive (4)	San Diego	TBD	TBD	TBD	150,000	TBD	4.0	N/A
Carlsbad Oaks – Lots 4, 5, 7 & 8	Carlsbad	TBD	TBD	TBD	288,000	TBD	18.4	N/A
The Heights at Del Mar	Del Mar	TBD	TBD	TBD	75,000 – 90,000	TBD	9.9	N/A
One Paseo (5)	Del Mar	TBD	TBD	TBD	500,000	TBD	150.8	N/A
Pacific Corporate Center – Lot 8	Sorrento Mesa	TBD	TBD	TBD	170,000	TBD	13.5	N/A
Santa Fe Summit – Phase II and III	56 Corridor	TBD	TBD	TBD	600,000	TBD	77.6	N/A
Sorrento Gateway – Lot 2	Sorrento Mesa	TBD	TBD	TBD	80,000	TBD	12.2	N/A
SUBTOTAL:					2,338,000 – 2,353,000	TBD	$334.2	N/A

(1)	Represents cash paid and costs incurred as of March 31, 2014.

(2)	In January 2014, the Company obtained full entitlements to increase this project from a 27-story office tower to a 30-story office tower.

(3)
In the second quarter of 2013, the Company commenced redevelopment of the historical buildings encompassing approximately 100,000 rentable square feet.  In the fourth quarter of 2013, the Company commenced development of the second phase of its 675,000 square foot mixed-use project, which encompasses office, multi-family and retail components.

(4)
The Company is planning to demolish the existing 2-story 45,195 rentable square foot office building and is currently pursuing entitlements to build a new 5-story 150,000 rentable square foot building.

(5)
Estimated rentable square feet reflects existing office entitlements. The Company is currently pursuing mixed-use entitlements for this project, which would increase the estimated rentable square feet.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Capital Structure
As of March 31, 2014
($ in thousands)

	Shares/Units March 31, 2014	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT:
Unsecured Revolving Credit Facility		$—	—%
Unsecured Term Loan Facility		150,000	2.1%
Unsecured Exchangeable Senior Notes due 2014 (1)		172,500	2.4%
Unsecured Senior Notes due 2014 (1)		83,000	1.0%
Unsecured Senior Notes due 2015 (1)		325,000	4.5%
Unsecured Senior Notes due 2018 (1)		325,000	4.5%
Unsecured Senior Notes due 2020 (1)		250,000	3.4%
Unsecured Senior Notes due 2023 (1)		300,000	4.1%
Secured Debt (1)		543,454	7.5%
Total Debt		$2,148,954	29.5%
EQUITY AND NONCONTROLLING INTERESTS:
6.875% Series G Cumulative Redeemable Preferred stock (2)	4,000,000	$100,000	1.4%
6.375% Series H Cumulative Redeemable Preferred stock (2)	4,000,000	100,000	1.4%
Common limited partnership units outstanding (3)	1,804,200	105,690	1.5%
Shares of common stock outstanding (3)	82,218,332	4,816,350	66.2%
Total Equity and Noncontrolling Interests		$5,122,040	70.5%
TOTAL MARKET CAPITALIZATION		$7,270,994	100.0%

________________________

(1)
Represents gross aggregate principal amount due at maturity before the effect of net unamortized premiums as of March 31, 2014. The aggregate net unamortized premiums totaled approximately $8.7 million as of March 31, 2014.

(2)	Value based on $25.00 per share liquidation preference.

(3)	Value based on closing share price of $58.58 as of March 31, 2014.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Debt Analysis
As of March 31, 2014 ($ in millions)

TOTAL DEBT COMPOSITION
	Percent of	Weighted Average
	Total Debt	Interest Rate	Maturity
Secured vs. Unsecured Debt
Unsecured Debt	74.7%	4.7%	4.1
Secured Debt	25.3%	5.2%	5.0
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	7.0%	1.9%	2.0
Fixed-Rate Debt	93.0%	5.0%	4.5

Stated Interest Rate		4.8%	4.3

GAAP Effective Rate		4.8%

GAAP Effective Rate Including Debt Issuance Costs		5.2%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of March 31, 2014
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	34%
Fixed charge coverage ratio	greater than 1.5x	2.4x
Unsecured debt ratio	greater than 1.67x	2.63x
Unencumbered asset pool debt service coverage	greater than 2.0x	3.3x

Unsecured Senior Notes due 2015, 2018, 2020 and 2023 (as defined in the Indentures):
Total debt to total asset value	less than 60%	38%
Interest coverage	greater than 1.5x	4.4x
Secured debt to total asset value	less than 40%	10%
Unencumbered asset pool value to unsecured debt	greater than 150%	282%

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate	Maturity Date	Remaining 2014	2015	2016	2017	2018	After 2018	Total (1)

Unsecured Debt:
Floating (2)	1.91%	1.91%	3/29/2016			$150,000				$150,000
Fixed	4.25%	7.13%	11/15/2014	172,500						172,500
Fixed	6.45%	6.45%	8/4/2014	83,000						83,000
Fixed	5.00%	5.01%	11/3/2015		325,000					325,000
Fixed	4.80%	4.83%	7/15/2018					325,000		325,000
Fixed	6.63%	6.74%	6/1/2020						250,000	250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000

				255,500	325,000	150,000	—	325,000	550,000	1,605,500

Secured Debt:
Fixed (3)	4.94%	4.00%	4/15/2015	842	26,206					27,048
Fixed (3)	5.09%	3.50%	8/7/2015		34,000					34,000
Fixed (3)	5.23%	3.50%	1/1/2016	640	908	50,969				52,517
Fixed (3)	5.57%	3.25%	2/11/2016	452	645	38,694				39,791
Fixed	6.51%	6.51%	2/1/2017	768	1,084	1,157	64,406			67,415
Fixed	7.15%	7.15%	5/1/2017	1,819	2,581	2,772	1,215			8,387
Fixed	4.27%	4.27%	2/1/2018	1,772	2,452	2,559	2,671	123,085		132,539
Fixed (3)	6.05%	3.50%	6/1/2019	1,090	1,531	1,626	1,727	1,835	74,478	82,287
Fixed	4.48%	4.48%	7/1/2027		646	1,600	1,673	1,749	91,332	97,000
Fixed	Various	Various	Various	49	51	54	56	59	2,201	2,470

				7,432	70,104	99,431	71,748	126,728	168,011	543,454

Total	4.82%	4.85%		$262,932	$395,104	$249,431	$71,748	$451,728	$718,011	$2,148,954

________________________

(1)
Amounts presented reflect the gross principal balances before the effect of any unamortized discounts/premiums as of March 31, 2014. The aggregate net unamortized premiums totaled approximately $8.7 million as of March 31, 2014.

(2)	The interest for this loan is calculated at an annual rate of LIBOR plus 1.750% at March 31, 2014.

(3)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations (“FFO”), in the Company’s earnings release on April 30, 2014 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the NOI for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

EBITDA:

Management believes that earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, net gains and losses on disposition of discontinued operations, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA gives the investment community a more complete understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Funds From Operations:

The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds Available for Distribution:

Management believes that Funds Available for Distribution (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and other non-cash adjustments. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/ Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds Available for Distribution.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use. These costs are not subtracted in our calculation of Funds Available for Distribution.

Fixed Charge Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums), current year accrued preferred dividends and distributions on Cumulative Redeemable Preferred units.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by Funds From Operations.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA divided by interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Properties recently redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Operating Margins:

Calculated as Net Operating Income divided by total revenues, including discontinued operations.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of March 31, 2014. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define lease-up properties as properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Reconciliation of Same Store Net Operating Income (Loss) to Net Income Available to Common Stockholders
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013
Adjusted Same Store Cash Net Operating Income	$70,452	$64,474
Adjustments to Q1 2014 and Q1 2013:
Adjustments:
Property expenses related to nonrecurring property damage legal fees	(1,039)	—
Same Store Cash Net Operating Income	$69,413	$64,474
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustments, net (2)	6,652	7,950
GAAP Operating Expenses Adjustments, net	25	(95)
Same Store GAAP Net Operating Income	76,090	72,329
Non-Same Store GAAP Net Operating Income	12,666	5,224
Net Operating Income excluding discontinued operations	88,756	77,553
Net Operating Income from discontinued operations	377	4,892
Net Operating Income, as defined (1)	89,133	82,445
Adjustments:
General and administrative expenses	(10,811)	(9,669)
Acquisition-related expenses	(228)	(655)
Depreciation and amortization (including discontinued operations)	(49,202)	(50,391)
Interest income and other net investment gains	177	392
Interest expense	(17,252)	(19,734)
Net gain on dispositions of discontinued operations	90,115	—
Net Income	101,932	2,388
Net (income) loss attributable to noncontrolling common units of the Operating Partnership	(2,087)	22
Preferred dividends	(3,313)	(3,313)
Net Income (Loss) Available to Common Stockholders	$96,532	$(903)

________________________

(1)	Please refer to page 27 for Management Statements on Net Operating Income and Same Store Net Operating Income.

(2)	For the three months ended March 31, 2014, GAAP Operating Revenue Adjustments, net includes $1.3 million of an accrued net lease termination fee.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Reconciliation of Net Income (Loss) Available to Common Stockholders to EBITDA
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013
Net Income (Loss) Available to Common Stockholders	$96,532	$(903)
Interest expense	17,252	19,734
Depreciation and amortization (including discontinued operations)	49,202	50,391
Net income (loss) attributable to noncontrolling common units of the Operating Partnership	2,087	(22)
Net gain on dispositions of discontinued operations	(90,115)	—
Preferred dividends	3,313	3,313

EBITDA (1)	$78,271	$72,513

________________________

(1)	Please refer to page 28 for a Management Statement on EBITDA.

Kilroy Realty Corporation
First Quarter 2014 Supplemental Financial Report

Reconciliation of Funds Available for Distribution to GAAP Net Cash Provided by Operating Activities
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013
Funds Available for Distribution (1)	$38,348	$28,103
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	13,067	14,450
Depreciation for furniture, fixtures and equipment	485	380
Preferred dividends	3,313	3,313
Provision for uncollectible tenant receivables	—	95
Net changes in operating assets and liabilities and other adjustments (2)	(10,132)	10,158

GAAP Net Cash Provided by Operating Activities	$45,081	$56,499

________________________

(1)	Please refer to page 29 for a Management Statement on Funds Available for Distribution.

(2)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities and rents received in advance and tenant security deposits.